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                                                                    EXHIBIT 10.7

CONTRACT OF EMPLOYMENT AGREEMENT MADE ON THE FIRST DAY OF JANUARY 1999 BY AND BETWEEN VARN PRODUCTS COMPANY U.K., LIMITED, A COMPANY REGISTERED IN ENGLAND (COMPANY) AND ARTHUR CEDRIC RILEY (EMPLOYEE)

PART 1 - GENERAL

AGREEMENT: Between VARN PRODUCTS (U.K.) LIMITED, and ARTHUR CEDRIC RILEY.

The employee is presently employed by the Company as its Managing Director, and was so employed by the Company for a substantial number of years. The employee and the Company are parties to an oral employment agreement and this contract is being made and entered into for the purpose of extending the employee's employment and clarifying and modifying certain of the terms of the present employment agreement. This agreement shall and does supercede and replace the existing contract of employment and is intended to provide for the relationships and obligations of each of the parties hereto, with respect to employment, disability, retirement, covenants and other matters referred to in this agreement. The parties hereto, intending to be legally bound hereby and in consideration of the mutual Covenants herein contained, agree as follows:

1.1   Position

The employee shall be called Chief International Director or similar Executive Position employed by the Company upon the terms and conditions set forth in this Contract.

1.2   Term

This Contract dated January 1, 1999 and shall continue until 31 December 2003, except as provided in Section 1.4; in the event that the employee remains in the employment of the Company on January 1st 2004, and the parties have not heretofore decided to terminate this Contract on a date certain, the term hereof shall be extended for period of one (1) year and so on from year to year, unless terminated by either party giving the other six (6) months written notice of termination prior to the end of the then current term.

1.3   Duties

The employee shall serve the Company as Managing Director of Varn U.K., Varn Germany, Australia, Malaysia and South Africa and member of its Board of Directors and in such other executive capacity as may be determined by the Board of Directors of the Company from time to time during the employment period. The employee agrees to devote his full-time effort and attention, and best efforts to the business and affairs of the Company, consistent with practices which existed in the calendar year 1998 and, unless otherwise approved by the Company, shall not engage in any other business activities.

1.3.1 Base Salary

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The base salary payable to the employee shall be (pound)175,000 per year
(subject to adjustment) and shall be payable in monthly installments. The base salary shall be the subject of review by the Board of Directors annually and shall be adjusted for additional responsibility.

1.3.2 Bonus

In addition to the base salary referred to in Section 1.3.1 hereof, during the period of employment the Company agrees to pay to the employee an annual bonus of up to 30% of the annual pay on achieving goals. Such payment shall be made as soon as practicable and in any event, within 6 months of the close of the Company's fiscal year. The parties may establish from time to time the other factors to be considered in determining the bonus and in particular shall take account of goal achievement and meeting or exceeding objectives.

Should the term of employment end on any day other than 31 December the amount of bonus to which the employee or his successors and assigns shall be entitled, shall be as follows:

      On termination or by reason of the employee's death the bonus payable for the year in which death, disability or termination occurred, shall be that amount determined by multiplying the bonus which would have been paid for the year, by a fraction the numerator of which is the number of days which elapsed from the beginning of the calendar year to the date of cessation of employment, and the denominator of which is the number of days in such calendar year.

1.3.3 Additional compensation

In addition to the base salary and bonus the U.K. Company may pay such additional sum as shall be determined by the shareholders in Annual General Meeting. This will be to reflect the manner in which the delegated proprietorial duties have been handled.

1.3.4 Benefits

The employee shall be entitled to those benefits which the U.K. Company shall make available from time to time to Senior Executive and Board Directors and shall include group live cover, pension, medical, accident, disability, travel insurance and the reimbursement of business expenses.

In addition the employee will enjoy the use of a motor car provided by the Company and the costs of running of the motor car. Such motor car shall be provided at the status of the vehicle held by the employee during 1998 but shall be agreed from time to time with the Board of Directors of the Company. The Company car will be replaced from time to time by agreement of The Board on a time or mileage basis to achieve that objective.

1.4   Termination and Severance

The employee's employment may be terminated by the Company, on the vote of a majority of its Stockholders for "Good Cause". The term "Good Cause" shall be construed to acts of dishonesty, theft of Company property, immoral conduct, imprisonment, and any acts that would be to the detriment of the Company. The term "Good Cause" shall also men a material failure by the employee to fulfill his obligations to the Company which are set forth in this agreement which persists for an unreasonable period of time after,

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      a)    a written notice detailing the failures, given to the employee, and
      b) the employee has not commenced a good faith effort to rectify such material failure within 90 days

In the event of disagreement, the decision of the Shareholder Trustees in this matter shall be final.

1.4.1

The employees employment may be terminated by the Company if the employee is unable, by reason of illness, physical or mental incapacity or other disability to perform his regular duties for the Company and such disability continues for a period of three months from the commencement of such disability.

1.4.2

The employee may terminate the employment by exercising the rights of retirement set forth in Section 3 of this Contract.

1.4.3

Employment shall cease upon the death of the employee.

1.5

Effect on retirement or disability benefit

      The termination of employee's employment pursuant to the above (1.4) provisions shall not adversely affect the right of the employee to receive the applicable disability benefits or retirement benefits provided for in this Contract unless caused by illegal act as mentioned in 1.4.

1.6

Hours and holidays

1.6.1

The working hours shall be at least 40 hours per week. Overtime shall not be paid.

1.6.2

Each calendar year the employee will be entitled to six weeks, paid holiday in addition to the U.K., statutory days, holiday.

1.7

Severance Pay

If the employee is relieved of his duties for reasons other than stated in 1.4 through 1.4.3 then a separation pay equal to one year of base pay at the time of separation shall be paid by the Company in a lump sum.

PART 2 - DISABILITY

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2.1

Disability Benefits

Upon the termination of the employee's employment because of disability pursuant to the provision of Section 2.3 hereof the Company shall ensure payment to the employee via an insurance policy to the employee for the period to normal retirement age 65 or death, which shall be governed by Part 4, disability benefits at the rate per annum equal to 50% of the employee's base salary in each year of the disability. Such compensation shall be payable in equal monthly installments and shall be inflation linked and subject to the policy in force.

2.2

Duties during disability

During the period the employee is disabled, the employee shall be relieved of any obligation to provide services to the corporation as an employee, shall become a Consultant to the Company and shall remain bound by the provisions of
Section 5 hereof.

The employee shall make himself available for consulting services to the corporation at the request of its Board of Directors upon reasonable notice, but with due regard to other personal activities in which the employee may be engaged. Moreover the employee shall be required to make himself available only within the reasonable and safe limits of his capacity.

2.3

Determination of disability

The employee shall be deemed disabled for purposes of this Contract either:

      1) if he is deemed disabled for the purposes of any disability policy, group or individual, paid for by the Company at that time in effect, or
      2) if not such policy is then in effect by an independent referee who shall be practicing in medicine and selected by the Company's Board of Directors and the employee are unable to agree on a single referee, then by a panel of three independent referees, one of whom shall be selected by the corporation's Board of Directors, one by the employee and the third by the other two referees, all three of whom must be practicing medicine in the United Kingdom.

PART 3 - RETIREMENT

3.1

Right to Retire

The employee shall be entitled to elect to retire at any time after the age of
65. In order to elect to retire the employee shall give not less than 6 months prior notice of his intention to retire. In the event the employee so elects to retire, he shall be entitled to receive the applicable retirement benefits set forth in Section 3.2. However, the employee shall be entitled to retire without notice, if the Company elects to send a notice that his employment will be terminated pursuant if the employee's employment is terminated or "Good Cause" as defined in Section 1.4 above.

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3.2

Retirement Benefit

Upon retirement, the employee shall receive the benefit of the pension payment in accordance with the Company's pension scheme. In addition, the Company and the employee may agree such period of consulting at a rate to be agreed at the date of retirement, and the employee shall be required to abide by his restricted Covenant set forth in Section 5 hereof.

SECTION 4 - EXPENSES

4.1

It is agreed that the Company will reimburse to the employee such reasonable expenses incurred in connection with his employment or consulting duties during the period of the Contract.

Such expenses, properly authorized by the Board of Directors, shall be promptly reimbursed to the employee including without limitation, expenses in respect of entertainment, travel and similar items.

4.2

Costs

The costs of special Company approved training seminars and other professional development should be reimbursed by the Company.

SECTION 5 - NON COMPETITION COVENANT AND CONFIDENTIAL INFORMATION

5.1

During his lifetime, the employee shall not, except with the express written consent of the Company pursuant to an Order of the Courts of the United Kingdom, directly or indirectly disclose, communicate or divulge to any person or entity or use for the benefit of any person or entity, any "confidential information" which quoted term is here and after defined.

The term "confidential information" shall mean any of the Company's methods of operation, Company formulations and the details relating thereto, including manufacturing techniques, the names of the customers and sales information relating thereto, and the names of any suppliers and the details relating to the purchases made by the Company.

5.2

During the term of the Contract and for a period of two (2) years thereafter, the employee shall not accept without the express prior written consent of the Company, directly or indirectly whether for himself or for any other person and whether as a proprietor, Principal, shareholder, partner, agent, director, officer, employee, consultant, independent contractor or in any other capacity whatsoever, within the United Kingdom, engage of have any interest in any entity which is engaged, in the manufacture, sales or solicitation for sale at wholesale, of chemical printing products of the type being sold by the Company during the employee's employment.

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With respect to periods commencing after said two (2) year period, the Company may obtain a substantially non-compete agreement from the employee upon payment to the employee of reasonable compensation therefore as mutually determined by the party hereto.

5.3

The employee acknowledges that the Covenants and agreements set forth in Sections 5.1 and 5.2 are special and unique and in the event there is a breach by him of any such Covenants and/or agreements, the Company shall be entitled if it so elects, to institute and prosecute proceedings in any Court of competent jurisdiction, either in law, in equity, or otherwise to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin the employer or any other person committing any act in breach thereof. In the event any proportion of the Covenants contained in this Section 5 or the appreciation thereof, is construed to be invalid or unenforceable, then the other proportions of such Covenants or agreements or the application thereof shall not be effected and shall be given full force and effect without regard to the invalid or unenforceable provisions. If any Covenant r agreement in this Section 5 is held to be unenforceable because of the area covered, and/pr the duration thereof, and/or the scope thereof, then the Court making such determination shall have the power to reduce the area and/or the duration and/or limit the scope thereof, and the Covenant or agreement as so modified shall be enforceable against the employee in its reduced form.

SECTION 6 - MISCELLANEOUS

6.1

Notices

All notices, request, consents, demands and other communications required or permitted under this contract shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by first class registered post. It shall be deemed delivered on the date offered for delivery by the postal service whether or not accepted or by first class post if received, addressed to the parties at their respective addresses as follows:

6.1.1

If to the Company at its registered office.

6.1.2

If to the employee at his home, his principal private residence.

The designation of the person to be so notified or the address of such parties for the purpose of such notice may be changed from time to time by a similar notice to be effective 10 days after such change as is supplied to the person to whom such changes apply.

6.2

Parties

This contract shall be binding upon, and shall endure to the benefit of and be enforceable by, each of the parties hereto and their respective heirs, personal representatives, successors and assigns.

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6.3

Jurisdiction

The parties hereby submit themselves to the jurisdiction of the Courts of the United Kingdom.

6.4

Modification or Waiver

This agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings, oral or written, with respect to such subject matter hereof, accept to set forth, provided for or referred to herein. Neither this agreement or any provisions hereof may be modified, amended, waived, discharged or terminated, in whole or in part, except in written form signed by the party to be charged. Any person may at any time extend the time for or waive performance by any other person but only in writing. No waiver of any such provisions or any breach or default under this agreement shall be deemed or shall constitute waiver of any other provisions, breach or default, nor shall any waiver constitute a continuing waiver.

6.5

Interpretation

This agreement shall be governed by and construed and enforced in accordance with the laws of the United Kingdom.

6.6

Headings

The articles and section headings in this Contract are for reference purposes only and shall not define, limit or effect the meaning or interpretation of this agreement.

In Witness hereof, the parties hereto have executed this Contract as of the date and year first above written this 20 day of October, 1998.

VARN PRODUCTS COMPANY U.K. LIMITED


/s/ Lucille Hitzel                           /s/ Joseph von Zwehl
--------------------------------------       -----------------------------------
WITNESS                                      JOSEPH VON ZWEHL
                                             VARN PRODUCTS CO.

/s/ Valerie Tjaden
--------------------------------------       /s/ Vincent von Zwehl
WITNESS                                      -----------------------------------
                                             VINCENT VON ZWEHL
                                             VARN PRODUCTS CO.
/s/ Valerie Tjaden
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WITNESS                                      /s/ Arthur C. Riley
                                             -----------------------------------
                                             ARTHUR CEDRIC RILEY
                                             EMPLOYEE